Executive Employment Agreement

This Agreement made as of the first day of January, 2020, by and between **Webstar Technology Group**, a Wyoming corporation and having its principal place of business at 4231 Walnut Bend, Jacksonville, Florida 32256 (the "**Employer**") and **Harold Hutchins** of 1531 Talbot Avenue, Jacksonville, Florida 32205 ('the "**Employee**").

Whereas the Employer desires to obtain the benefit of the services of the Employee and the Employee desires to render such services under the following terms.

In Consideration of the promises and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged) the parties agree as follows:

1. Employment

The Employees agrees that he will at all times faithfully and to the best of his ability carry out the duties and responsibilities required of his position. The Employees shall comply with all of Employer's policies, procedures and rules announced in writing by the Employer from time to time.

2. Position

As the Chief Financial Officer and Secretary, it is the duty of the Employee to perform all essential job functions and duties, as determined by the Board of Directors from time to time.

3. Compensation

As compensation for all services provided, the Employee shall be paid an annual wage of $350,000, payable bi-weekly, and will be subject to an annual performance evaluation. In addition, Employee will be eligible for an annual bonus, as determined by the Board of Directors. All payments made will be subject to mandatory deductions by the Employer (Federal Taxes, Social Security, Medicare).

In addition to other compensation, Employee will receive a monthly automobile/mileage allowance of $1,000. The Employee is also eligible for stock options or grants as granted by the Board of Directors from time to time.

All reasonable expenses arising out of Employee's employment shall be reimbursed assuming they are incurred for business purposes and supported by appropriate receipts.

4. Benefits

The Employee has the right to participate in any benefits plans offered by the Employer, as they may change from time to time.

Annually, the Employee will be eligible for the following paid time off: twenty (20) days of vacation and ten (10) sick/personal days. Bereavement leave may be granted from time to time, as necessary.

5. Termination

It is the intention of both parties to form a long and mutually beneficial relationship. However, this relationship may be terminated by either party at any time provided that prior to termination, twenty (20) business days notice is delivered to the other party.

If Employer provides notice of termination, other than for 'Cause', Employer will pay to Employee a one-time payment equivalent to one (1) time the Employee's annual salary within thirty (30) days of Termination, subject to mandatory deductions by the Employer (Federal Taxes, Social Security, Medicare). Provided however, that if the Termination is subsequent to a Change of Control the Employee will be paid a one-time payment equivalent to two (2) times the Employee's annual salary within thirty (30) days of Termination, subject to mandatory deductions by the Employer (Federal Taxes, Social Security, Medicare).

6. Confidentiality

Employee will have access to confidential information about the Employer which Employee agrees not to disclose outside of the Company.

7. Governing Law and Jurisdiction

The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the laws of the State of Florida in the County of Duval.

8. Entirety

This Agreement represents the entire agreement between the parties and supersedes any previous written or oral Agreements. This agreement may be modified at any time and from time to time by the mutual written consent of the Employer and Employee.

In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

Webstar Technology Group ('Employer')

By:____________________

Don D. Roberts
President and CEO

Harold Hutchins ('Employee')

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